EXHIBIT 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. 1350

(AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

In connection with the Quarterly Report on Form 10-Q of Mediware Information Systems, Inc. (the “Company”) for the period ended September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), and Mediware pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, James F. Burgess, as Chief Executive Officer of Mediware, and Jill H. Suppes, as Chief Financial Officer of Mediware, hereby certify that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Mediware.

Dated: October 25, 2005	/s/ James F. Burgess
James F. Burgess Chief Executive Officer

Dated: October 25, 2005	/s/ Jill H. Suppes
Jill H. Suppes Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Mediware Information Systems, Inc. and will be retained by Mediware Information Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.